UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

BUCKEYE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14030	62-1518973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee		38112
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (901) 320-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 23, 2013, Buckeye Technologies Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (as amended or supplemented from time to time, the “Merger Agreement”), by and among the Company, Georgia-Pacific LLC, a Delaware limited liability company (“Parent”), and GP Cellulose Group LLC, a Delaware limited liability company (“Purchaser”) and a wholly-owned subsidiary of Parent. The Merger Agreement has been unanimously approved by the board of directors of the Company.

Pursuant to the Merger Agreement, Parent has agreed to cause Purchaser to, as promptly as practicable (and in any event within 10 business days) of the execution of the Merger Agreement, commence an offer (the “Offer”) to acquire all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), for $37.50 per Share, net to the seller in cash, without interest (the “Offer Price”), upon the terms and subject to the conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to the Company’s stockholders by Purchaser and filed with the Securities and Exchange Commission (the “SEC”), and, as soon as practicable after the consummation of the Offer and satisfaction of certain conditions, Purchaser will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Parent, Purchaser, the Company or their respective subsidiaries or stockholders of the Company who properly demanded appraisal for their respective Shares under the Delaware General Corporation Law) will be converted into the right to receive the Offer Price. If Purchaser holds 90% or more of the outstanding Shares following the completion of the Offer, the parties will effect the Merger as a short-form merger without the need for approval by the Company’s stockholders. Otherwise, the Company will hold a stockholders’ meeting to obtain stockholder approval of the Merger.

The obligation of the Purchaser to consummate the Offer is subject to the satisfaction or waiver of a number of conditions, including (i) that 75% of the Shares outstanding (determined on a fully diluted basis) be validly tendered and not properly withdrawn prior to the expiration of the Offer (including any Shares owned by Parent and its subsidiaries, including Purchaser) (the “Minimum Condition”); (ii) that any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the transactions contemplated by the Merger Agreement has expired or terminated; (iii) receipt of antitrust clearances in certain other foreign jurisdictions; and (iv) certain other customary conditions. The consummation of the Offer is not subject to any financing condition. The Merger Agreement also provides that the Merger may be consummated in certain circumstances regardless of whether the Offer is completed, but, if the Offer is not completed, the Merger will only be able to be consummated after the stockholders of the Company have adopted the Merger Agreement at a meeting of stockholders, which will require the affirmative vote of the holders of 75% of the Shares. In such a case, the consummation of the Merger would generally be subject to similar conditions as the Offer conditions, other than the addition of the shareholder approval requirement and the inapplicability of the Minimum Condition.

The Company has granted Purchaser an irrevocable option (the “Top-Up Option”), exercisable only following consummation of the Offer and on the other terms and conditions set forth in the Merger Agreement, to purchase, at a price per Share equal to the Offer Price, newly issued Shares in an amount up to the lowest number of Shares that, when added to the number of Shares that is then directly or indirectly owned by Parent or Purchaser following consummation of the Offer, constitutes one Share more than 90% of the outstanding Shares after the issuance of the new Shares sold to Purchaser.

Parent, Purchaser and the Company have made customary representations, warranties and covenants in the Merger Agreement, including covenants (i) to effect, as promptly as reasonably practicable, all registrations, filings and submissions required pursuant to the HSR Act and any other required governmental approvals, the Securities Exchange Act of 1934, as amended, and other applicable laws with respect to the Offer and the Merger; and (ii) to use commercially reasonable best efforts to take all appropriate action to consummate and make effective the transactions contemplated by the Merger Agreement. The Company has agreed to conduct its business in all material respects in the ordinary course consistent with past practice, including not taking certain specified actions, prior to the earlier of the consummation of the Merger and termination of the Merger Agreement.

The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s board of directors. The Merger Agreement also contains certain termination rights for the Company and Purchaser. Upon termination of the Merger Agreement under specified circumstances, including by the Company to enter into an agreement with respect to a superior proposal (as defined in the Merger Agreement), the Company will be required to pay Parent a termination fee of $48.6 million.

The Merger Agreement is incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about the Company in any public reports filed with the SEC by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties not set forth in the Merger Agreement. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1.

Tender and Support Agreements

In connection with the execution of the Merger Agreement, on April 23, 2013, each of the Company’s directors and executive officers, each solely in his or her capacity as a stockholder of the Company, entered into a Letter Agreement with Parent and Purchaser (each, a “Letter Agreement”). Under the terms of the Letter Agreements, each of the directors and executive officers have agreed to tender all Shares now held or hereafter acquired by him or her in the Offer and, if necessary, vote such Shares in favor of adoption of the Merger Agreement. The directors and executive officers collectively hold approximately 1.4 million outstanding Shares, or approximately 3.6% of the currently outstanding Shares.

Each Letter Agreement terminates at the earlier of (i) termination of the Merger Agreement in accordance with its terms, (ii) the effective time of the Merger and (iii) the date of any modification to the Merger Agreement that reduces the amount or changes the form of the consideration currently contemplated in the Merger Agreement to be paid to the respective directors and/or executive officers in the Offer or the Merger.

The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the Form of Letter Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01. Other Events

On April 24, 2013, the Company issued a joint press release with Parent relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Additional Information

NOTICE TO INVESTORS ABOUT THE OFFER: This announcement is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of our common stock described in this Current Report on Form 8-K has not commenced. At the time the tender offer is commenced, Georgia-Pacific LLC will file, or cause to be filed, a Tender Offer Statement on Schedule TO with the SEC and we will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to our stockholders at no expense to them by the information agent for the tender offer, which will be announced. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

In addition, we make available, free of charge, through our website at www.bkitech.com under the heading “Investors,” proxy materials, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended. The information on our website is not part of or incorporated by reference in this Current Report on Form 8-K or any other report that we may file with the SEC. These reports are also available as soon as reasonably practicable after we electronically file such materials with, or furnish such materials to, the SEC. The public may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at Station Place, 100 F Street NE, Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us, which are available at www.sec.gov.

NOTICE TO INVESTORS ABOUT THE MERGER: In connection with the potential subsequent merger, we would expect to file a proxy statement with the SEC, as well as other relevant materials in connection with the proposed transaction pursuant to the terms of the Merger Agreement. The materials to be filed by us will be made available to our investors and stockholders at no expense to them. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. We urge our investors and stockholders to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they contain important information about the merger and the parties to the merger.

We and our directors, executive officers and other members of our management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of our stockholders in connection with the proposed merger. Investors and stockholders may obtain more detail information regarding the names, affiliations and interests of certain of our executive officers and directors in the solicitation by reading our proxy statement for our 2012 annual meeting of stockholders, annual report on Form 10-K for the fiscal year ended June 30, 2012 and the proxy statement and other relevant materials which may be filed with the SEC in connection with the merger when and if they become available. Information concerning the interests of our participants in the solicitation, which may, in some cases, be different than those of our stockholders generally, will be set forth in the proxy statement relating to the merger when and if it becomes available. Additional information regarding our directors and executive officers is also included in our proxy statement for our 2012 annual meeting of stockholders and is included in our annual report on Form 10-K for the fiscal year ended June 30, 2012 containing Part III information.

Forward-Looking Statements

Any statements made regarding the proposed transaction between Georgia-Pacific LLC and Buckeye Technologies Inc., the expected timetable for completing the transaction, successful integration of the business, benefits of the transaction, earnings and any other statements contained in this Current Report on Form 8-K that are not purely historical fact are “forward-looking statements” that are based on management’s beliefs, certain assumptions and current expectations as of the date hereof and which we believe are reasonable. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction. Other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements include those that may be contained from time to time in the documents we file with the SEC, including our annual report on Form 10-K for the fiscal year ended June 30, 2012, and quarterly and current reports on Form 10-Q and Form 8-K, respectively. The forward-looking statements contained in this Current Report on Form 8-K are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1 Agreement and Plan of Merger, dated April 23, 2013, by and among Georgia-Pacific LLC, GP Cellulose Group LLC and Buckeye Technologies Inc.

10.1	Form of Letter Agreement

99.1	Press Release, issued by Buckeye Technologies Inc. and Georgia-Pacific LLC, dated April 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

Date: April 24, 2013	By:	/s/ Steven G. Dean
Steven G. Dean
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 23, 2013, by and among Georgia-Pacific LLC, GP Cellulose Group LLC and Buckeye Technologies Inc.

10.1	Form of Letter Agreement

99.1	Press Release, issued by Buckeye Technologies Inc. and Georgia-Pacific LLC, dated April 24, 2013